Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Aaron Miles Navigant Investor Relations 312.583.5820 aaron.miles@navigant.com	Belia Ortega Navigant Corporate Communications 312.583.2640 belia.ortega@navigant.com

NAVIGANT NAMES LEE SPIRER AS EVP AND CHIEF GROWTH AND TRANSFORMATION OFFICER

CHICAGO - April 26, 2017— Navigant (NYSE: NCI) today announced Lee Spirer has assumed a new role for the company as executive vice president and chief growth and transformation officer. Spirer joined Navigant in 2012 as the executive vice president and global business leader, responsible for business performance and leading operations across the company.

“Lee has been an integral part of Navigant’s transformation into becoming a more integrated, global consulting and services firm,” said Julie Howard, Navigant chairman and CEO. “Building on Navigant’s solid foundation and track record of consistent performance, I believe Lee is the right leader to help us accelerate our strategies to ensure we are able to meet clients where they need us most: at the intersection of risk and transformation.”

In this new role, Spirer will work with corporate and business leadership to refine Navigant’s long-term strategy and revenue growth initiatives with an emphasis on pairing the company’s deep industry expertise with new investments in digital capabilities. Spirer will lead strategy and corporate development and the company’s go-to-market efforts, including marketing, sales, and business development. He will also oversee innovation for client solutions, including enhanced digital capabilities and leveraging global delivery capabilities.

“As a company, we are proud of how we have evolved our business and realigned our resources to achieve growth; however, I believe the creation of this new role is evidence of how Navigant is never satisfied and is always committed to creating greater value for our clients,” said Spirer. “The design and development of high-impact solutions that leverage our global scale, industry acumen, and innovative capabilities are strategic priorities for the company that will guide current and future investments.”

Prior to joining Navigant, Spirer was engaged as an advisor and operator to a number of private equity firms and held a broad base of general management and strategic leadership roles in business services, data, and technology companies, including senior positions at Kroll, Dun & Bradstreet Corporation, IBM, and Booz Allen & Hamilton.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “could,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at investors.navigant.com. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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